UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

REDWOOD MORTGAGE INVESTORS IX, LLC

(Exact name of Registrant as Specified in Its Charter)

California	000-55601	26-3541068
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Bovet Road, Suite 302 San Mateo, CA	94402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 365-5341

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective March 13, 2024, Redwood Mortgage Investors IX, LLC (“RMI IX” or “the company”) and Western Alliance Bank (“WAB”) entered into an extension and modification agreement (the “2024 modification agreement”) which amended the Business Loan Agreement, dated as of March 13, 2020, between RMI IX and WAB, as amended by the First Loan Modification Agreement, dated as of March 4, 2022 (as so amended, the “2024 credit agreement”). Under the terms of the 2024 credit agreement, RMI IX can borrow up to a maximum principal of $10 million pursuant to a line of credit subject to a borrowing base calculation set forth in the 2024 credit agreement and the amounts advanced under the 2024 credit agreement are secured by a first priority security interest in the notes and deeds of trust of the pledged loans in the borrowing base. As modified by the 2024 modification agreement, the maturity date of the 2024 credit agreement is March 13, 2026 when all amounts outstanding are then due. In addition, for a fee of one-quarter of one percent (0.25%), RMI IX has the option prior to maturity date to convert the then outstanding principal balance under the 2024 credit agreement to a two-year term loan maturing in March 2028. The 2024 modification agreement also replaces the 30-day American Interbank Offered Rate Term-30 Index published for loans in United States Dollars by the American Financial Exchange with the one-month Term SOFR Reference Rate (“Term SOFR”) which is published for loans in United States dollars by CME Group Benchmark Administration Limited and is obtained from Bloomberg Financial Services Systems with the code TSFR1M (or, if no longer available, any similar or successor publication selected by WAB). Following the 2024 modification agreement, interest on the outstanding principal under the line of credit is payable monthly and accrues at the annual rate that is the greater of: (i) the Term SOFR Rate plus three and one-half percent (3.5%) and (ii) six percent (6.0%).

The foregoing description of the 2024 modification agreement does not purport to be complete and is qualified in its entirety by the full text of the 2024 modification agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Loan Modification Agreement, dated as of March 13, 2024 between RMI IX and Western Alliance Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REDWOOD MORTGAGE INVESTORS IX, LLC,

By: Redwood Mortgage Corp., Manager

	By:	/s/ Michael R. Burwell
	Name:	Michael R. Burwell
Date: April 16, 2024	Title:	President, Secretary and Treasurer